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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-80522) of The Geon Company and in the related prospectus, in the Registration Statement (Form S-8 No. 33-92398) pertaining to The Geon Retirement Savings Plan, in the Registration Statement (Form S-8 No. 33-80262) pertaining to The Geon Company Deferred Compensation Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 33-62112) pertaining to The Geon Company Incentive Stock Plan, in the Registration Statement (Form S-8 No. 33-65520) pertaining to The Geon Company Retirement Plus Savings Plan, and in the Registration Statement (Form S-8 No. 33-65518) pertaining to The Geon Company Retirement Plus Savings Plan for Wage Employees of our report dated March 6, 1997, with respect to the consolidated financial statements included herein.



/s/ KPMG
Chartered Accountants


Montreal,  Canada
January 27, 1998